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                    SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549






                                 FORM 8-K

                              CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  November 22, 1994


             SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION
            (Exact name of registrant as specified in its charter)


   Connecticut                1-9157                   06-1157778
(State or other             (Commission             (I.R.S. Employer
jurisdiction of              File Number)            Identification No.)
incorporation)


227 Church Street, New Haven, Connecticut              06510
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:  (203)  771-5200


                             Not Applicable
        (Former name or former address, if changed since last report)









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Item 5. Other Events.

    On November 22, the registrant announced that it has reached definitive agreements with Bell Atlantic Corporation and NYNEX to purchase certain cellular properties that are within or contiguous to areas served by SNET Mobility, Inc., a wholly-owned subsidiary of the registrant. The properties to be purchased include all of Rhode Island and the New Bedford, Massachusetts area now owned by Bell Atlantic as well as NYNEX's ownership of 80 percent of the Pittsfield, Massachusetts market and a 16.1 percent interest in a cellular partnership currently 82.5 percent owned and managed by the registrant.

    These acquisitions, for an aggregate purchase price of approximately $450 million in cash, will add an estimated 2.3 million people, or POPS, to the registrant's cellular service area for a combined market population of over 5.5 million POPS. The registrant expects to finance these acquisitions with debt.

    The closing of these transactions is subject to the consummation by Bell Atlantic and NYNEX of their cellular joint venture, the formation of which requires their sale of these properties. It is also subject to approval by the Federal Communications Commission and the United States Department of Justice. In addition, the acquisition of the Pittsfield property is subject to a right of first refusal by a third party.

    The dilution to the registrant's earnings per share for 1995, assuming these acquisitions closed on January 1, 1995, would range from 7 percent to 9 percent as compared to external analyst expectations for the registrant's 1995 earnings. However, since the closing of these transactions is dependent upon the events described above, the registrant does not expect these transactions to close until later in 1995. Accordingly, such 1995 dilution to earnings should be significantly less than 7 percent to 9 percent.

    On November 22, Moody's Investors Service confirmed the registrant's senior unsecured long-term debt rating of A1 and the Prime-1 short-term rating.

    On November 23, Standard & Poor's Corporation ("S&P") placed its AA long-term debt and A-1+ commercial paper ratings of the registrant on CreditWatch with negative implications. Additionally, S&P placed the AA long-term debt rating of The Southern New England Telephone Company on CreditWatch with negative implications. The registrant anticipates that S&P will reach its final decision on such credit ratings by the end of 1994.

    The news release providing the announcement by the registrant is filed as an exhibit hereto and is incorporated herein by reference.


Item 7. Financial Statements, Pro forma Financial Information and Exhibits.

     Ex. 20.  News release issued November 22, 1994.




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                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          SOUTHERN NEW ENGLAND
                                          TELECOMMUNICATIONS CORPORATION



Dated: November 28, 1994                By:   /s/ Madelyn M. DeMatteo
                                                  Madelyn M. DeMatteo
                                                      Secretary







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           SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION

                                 FORM 8-K

                              EXHIBIT INDEX




     Exhibit
     Number

       20   News release issued November 22, 1994.